                                                                  Exhibit (1)(n)

                               STATE OF MARYLAND




                     DEPARTMENT OF ASSESSMENTS AND TAXATION
              301 West Preston Street, Baltimore, Maryland  21201





                                                        DATE:  FEBRUARY 23, 1995





         THIS IS TO ADVISE YOU THAT THE ARTICLES SUPPLEMENTARY FOR THE ARCH FUND, INC. WERE RECEIVED AND APPROVED FOR RECORD ON FEBRUARY 23, 1995 AT 2:34 PM.





FEE PAID                          $111.00





                                                              WILLIAM B. MARKER
                                                              CHARTER SPECIALIST

                              THE ARCH FUND, INC.

                             ARTICLES SUPPLEMENTARY

                 THE ARCH FUND, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                          FIRST: The total number of shares of capital stock which the Corporation was heretofore authorized to issue was Five Billion (5,000,000,000) shares (of the par value of One Mill ($.001) each) of Common Stock classified as follows:

                                                                                      Number of Shares
                 Classification                                                         Authorized
                 --------------                                                      ----------------
                 Class A                                                                      900,000,000
                 Class A-Special Series 1                                                   1,800,000,000
                 Class A-Special Series 2                                                     300,000,000
                 Class B                                                                      100,000,000
                 Class B-Special Series 1                                                   1,000,000,000
                 Class B-Special Series 2                                                     300,000,000
                 Class C                                                                        5,000,000
                 Class C-Special Series 1                                                      50,000,000
                 Class C-Special Series 2                                                      20,000,000
                 Class D                                                                        5,000,000
                 Class D-Special Series 1                                                      50,000,000
                 Class D-Special Series 2                                                      20,000,000
                 Class E                                                                        5,000,000
                 Class E-Special Series 1                                                      15,000,000
                 Class E-Special Series 2                                                      20,000,000
                 Class F                                                                        5,000,000
                 Class F-Special Series 1                                                      15,000,000
                 Class F-Special Series 2                                                      20,000,000
                 Class G                                                                        5,000,000
                 Class G-Special Series 1                                                      15,000,000
                 Class G-Special Series 2                                                      20,000,000
                 Class H                                                                       10,000,000
                 Class H-Special Series 1                                                      10,000,000
                 Class H-Special Series 2                                                      10,000,000
                 Unclassified                                                                 300,000,000

                 SECOND: Pursuant to its powers under Section (4) of Article VI of the Corporation's Articles of Incorporation (the "Charter"), the Board of Directors of the Corporation has reclassified Three Hundred Million (300,000,000) shares of previously classified, authorized and unissued Class A Common Stock as follows:

                                                                                           Number of Shares
                     Classification                                                           Authorized
                     --------------                                                        ----------------
                 Class C - Special Series 3                                                    50,000,000
                 Class D - Special Series 3                                                    50,000,000
                 Class E - Special Series 3                                                    50,000,000
                 Class F - Special Series 3                                                    50,000,000
                 Class G - Special Series 3                                                    50,000,000
                 Class H - Special Series 3                                                    50,000,000

pursuant to resolutions unanimously adopted by the Board of Directors of the Corporation on September 27, 1994.

                 THIRD:   Pursuant to Article VI, Section (5) of the Charter,
the shares of Common Stock newly reclassified hereby shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

         1. ASSETS BELONGING TO A CLASS. All consideration received by the Corporation for the issue and sale of such Class C - Special Series 3, Class D - Special Series 3, Class E - Special Series 3, Class F - Special Series 3, Class G - Special Series 3 and Class H - Special Series 3 shares (collectively, the "Special Series 3" shares with respect to the initial Class C, Class D, Class E, Class F, Class G or Class H shares; such Class C, Class D, Class E, Class F, Class G and Class H shares formerly classified referred to herein collectively, as the "Initial Class" shares of Common Stock and such Classes collectively, the "Initial Classes") shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter classified as shares of Initial Class C (including Class C - Special Series 1 shares and Class C - Special Series 2 shares), Initial Class D (including Class D - Special Series 1 shares and Class D - Special Series 2 shares), Initial Class E (including Class E - Special Series 1 shares and Class E - Special Series 2 shares), Initial Class F (including Class F - Special Series 1 shares and Class F - Special Series 2 shares), Initial Class G (including Class G - Special Series 1 shares and Class G - Special Series 2 shares), Initial Class H (including Class H - Special Series 1 shares and Class H - Special Series 2 shares) (such Class C - Special Series 1, Class D - Special Series 1, Class E - Special Series 1, Class F - Special Series 1, Class G - Special Series 1 and Class H - Special Series 1 shares formerly classified collectively, the "Special Series 1" shares with respect to such Initial Class shares and such Class C - Special Series 2, Class D - Special Series 2, Class E - Special Series 2, Class F - Special Series 2, Class G - Special Series 2, Class H - Special Series 2 shares formerly classified collectively, the "Special Series 2" shares with respect to such Initial Class shares), respectively, of Common Stock (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to an Initial Class (including the respective Initial Class shares, Special Series 1 shares and Special Series 2 shares formerly classified, Special Series 3 shares herein classified or such other shares with respect to such class) by the Board of Directors in accordance with the Corporation's Charter. All income, earnings, profits, and proceeds, including any proceeds derived from the sale, exchange or liquidation of such shares of an Initial Class, and any assets derived from any reinvestment of such proceeds in whatever form shall be allocated to the Special Series 3 shares in the proportion that the net asset value of such Special Series 3 shares of such Initial Class bears to the total net asset value of all shares of such Initial Class, respectively (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification).

         2. LIABILITIES BELONGING TO A CLASS. All the liabilities (including expenses) of the Corporation in respect of an Initial Class shall be allocated to Special Series 3 shares of such Initial Class hereby classified in the proportion that the net asset value of such Special Series 3 shares of such Initial Class bears to the total net asset value of all shares of such Initial Class (irrespective of whether said shares have been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification), except that to the extent that the Board of Directors may determine from time to time for such respective Special Series 3 shares (or any other series of shares of such Class):

         a. With respect to Initial Class C, Initial Class D, Initial Class E, Initial Class F, Initial Class G and Initial Class H to the extent that may be from time to time determined by the Board of Directors to allocate the following expenses to such respective Special Series 3 shares:

                          (1) only the Special Series 3 shares of an Initial Class of Common Stock shall bear: (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially such Special Series 3 shares;

                 and (ii) such other expenses and liabilities as the Board of Directors may from time to time determine are directly attributable to such shares and which therefore should be borne solely by the Special Series 3 shares of an Initial Class of Common Stock; and

                          (2) No Special Series 3 shares of an Initial Class of Common Stock shall bear (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Corporation which provide for services by the institutions exclusively for their customers who own of record or beneficially shares of an Initial Class other than Special Series 3 shares of such Class; and (ii) such other expenses and liabilities as the Board of Directors may from time to time determine are directly attributable to shares of an Initial Class other than Special Series 3 shares of such Class and which therefore should be borne solely by such other shares of an Initial Class and not the Special Series 3 shares of such Class of Common Stock.

         3. PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION. Except as provided hereby, each Special Series 3 share of an Initial Class of shares of Common Stock shall have the same preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption applicable to all other shares of Common Stock as set forth in the Charter and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of an Initial Class of Common Stock (irrespective of whether said share has been classified as a part of a series of said Class and, if so classified as a part of a series, irrespective of the particular series classification) except that: on any matter that pertains to the agreements or expenses and liabilities described in Section 2, clause a (1) (or to any plan or other document adopted by the Corporation relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of the Corporation, only the Special Series 3 shares of an Initial Class of Common Stock (excluding the other shares classified as a series of such Class other than Special Series 3) shall be entitled to vote, except that:

         a. if said matter affects shares of capital stock in the Corporation other than the Special Series 3 shares of an Initial Class, such other affected shares of capital stock in the Corporation shall also be entitled to vote, and in such case, such Special Series 3 shares of such Class of Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Corporation; and

         b. if said matter does not affect the Special Series 3 shares of an Initial Class of Common Stock, such shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares of capital stock in the Corporation other than said Special Series 3 shares of such Class of Common Stock.

                 FOURTH: The total number of shares of capital stock which the Corporation is presently authorized to issue remains Five Billion
(5,000,000,000) shares (of the par value of One Mill ($.001) each) of Common Stock classified as follows:

                                                                                         Number of Shares
                 Classification                                                             Authorized
                 --------------                                                           ----------------
                 Class A                                                                      600,000,000
                 Class A-Special Series 1                                                   1,800,000,000
                 Class A-Special Series 2                                                     300,000,000
                 Class B                                                                      100,000,000
                 Class B-Special Series 1                                                   1,000,000,000
                 Class B-Special Series 2                                                     300,000,000
                 Class C                                                                        5,000,000
                 Class C-Special Series 1                                                      50,000,000
                 Class C-Special Series 2                                                      20,000,000
                 Class C-Special Series 3                                                      50,000,000
                 Class D                                                                        5,000,000
                 Class D-Special Series 1                                                      50,000,000
                 Class D-Special Series 2                                                      20,000,000
                 Class D-Special Series 3                                                      50,000,000
                 Class E                                                                        5,000,000
                 Class E-Special Series 1                                                      15,000,000
                 Class E-Special Series 2                                                      20,000,000
                 Class E-Special Series 3                                                      50,000,000
                 Class F                                                                        5,000,000
                 Class F-Special Series 1                                                      15,000,000
                 Class F-Special Series 2                                                      20,000,000
                 Class F-Special Series 3                                                      50,000,000
                 Class G                                                                        5,000,000
                 Class G-Special Series 1                                                      15,000,000
                 Class G-Special Series 2                                                      20,000,000
                 Class G-Special Series 3                                                      50,000,000
                 Class H                                                                       10,000,000
                 Class H-Special Series 1                                                      10,000,000

                                                                                           Number of Shares
                 Classification                                                               Authorized
                 --------------                                                            ----------------
                 Class H-Special Series 2                                                      10,000,000
                 Class H-Special Series 3                                                      50,000,000
                 Unclassified                                                                 300,000,000

         The aggregate par value of all shares having par value remains Five Million Dollars ($5,000,000). The total number of shares the Corporation is authorized to issue and the aggregate par value of all shares having par value remains unchanged.

         IN WITNESS WHEREOF, The ARCH Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary as of February 22, 1995.

                                                THE ARCH FUND, INC.

Attest:
                                                By:/s/ Jerry V. Woodham
                                                   ----------------------------
                                                   Jerry V. Woodham, President


/s/ Walter B. Grimm
--------------------
Walter B. Grimm
Assistant Secretary





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
                                  CERTIFICATE


                 THE UNDERSIGNED, Chairman of the Board and President of THE ARCH FUND, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.


                                                /s/ Jerry V. Woodham
                                                ---------------------------
                                                Jerry V. Woodham, President


Dated:  February 22, 1995